UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2011

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.

On February 3, 2011, Global Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters set forth in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), relating to the public offering of 2,300,000 common units representing limited partnership interests in the Partnership (the “Common Units”), at a public offering price of $27.60, less underwriting discounts and commissions of $1.11 per Common Unit.  Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option to purchase an additional 345,000 Common Units from the Partnership at the same price.

The Partnership expects the closing of the transactions under the Underwriting Agreement, including the sale of the additional 345,000 Common Units, to occur on February 8, 2011, subject to customary closing conditions.  The Partnership expects to receive net proceeds from the sale of the Common Units sold pursuant to the Underwriting Agreement of approximately $69.7 million (after deducting underwriting discounts and commissions and estimated expenses).  The Partnership expects to use the net proceeds from the offering to reduce indebtedness outstanding under its credit agreement.

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-165789) filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2010 and as amended on May 18, 2010, which was declared effective by the SEC on June 4, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01.                             Financial Statements and Exhibits

(d)                                             Exhibit

1.1                                             Underwriting Agreement, dated as of February 3, 2011, by and among Global Partners LP, Global GP LLC and Global Operating LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters set forth in Schedule 1 to the Underwriting Agreement.

5.1                                             Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.

8.1                                             Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1                                       Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: February 4, 2011		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of February 3, 2011, by and among Global Partners LP, Global GP LLC and Global Operating LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters set forth in Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).